Exhibit 99.1

W. R. Berkley Corporation	NEWS RELEASE
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203) 629-3000
W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income up 13.2% to $110 Million
     Greenwich, CT, July 26, 2010 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2010 of $110 million, or 70 cents per share, compared with $97 million, or 59 cents per share, for the second quarter of 2009. Operating income for the second quarter of 2010 was $102 million, or 65 cents per share, compared with $100 million, or 60 cents per share, for the corresponding quarter of 2009. Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2010	2009	2010	2009
Gross premiums written	$1,113,469	$1,054,577	$2,239,589	$2,202,819
Net premiums written	961,354	908,912	1,945,304	1,932,384

Net income	110,207	97,387	228,817	77,041
Net income per diluted share	0.70	0.59	1.44	0.46

Operating income	101,775	99,930	213,475	217,226
Operating income per diluted share	0.65	0.60	1.35	1.30

W. R. Berkley Corporation	Page 2
Second quarter highlights included:
•	Net premiums written increased 6%.

•	GAAP combined ratio was 94.4%.

•	Return on equity was 12.3%.

•	Book value per share increased 4% to $24.81.

•	Repurchased 5.1 million shares of common stock at an average cost of $26.87 per share and an aggregate cost of $136 million.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are pleased with our second quarter results. Our new enterprises continue to gain traction, and their growth led to an increase in overall premiums for the first time in fifteen quarters. Written premium grew by more than 5.5% in the quarter as the growth in these new businesses more than offset the slight decline in our established business units. Our calendar year combined ratio was under ninety-five, and we continue to book our current accident year in a prudent manner. We are particularly cognizant of assuring adequate pricing for our new business units. There are a growing number of signs of a coming turn in the cycle, as prices are beginning to stabilize in most areas. Overall, prices were down less than one percent for the quarter. Given the current investment environment, adequate industry returns can only be achieved by improved underwriting results.
     “The investment portfolio changed only slightly during the quarter. The current shape of the yield curve and the absolute level of returns available for long term securities caused us to reconsider our plans for extending the portfolio duration, which remained at 3.6 years. We continued to modestly shift our municipal portfolio away from general obligation bonds to other types of municipal securities.
     “Looking ahead, we remain cautiously optimistic. With current available yields down over 200 basis points from historic industry investment returns, investment results cannot be the drivers of profitability for property casualty companies. We believe that current investment yields and unsatisfactory underwriting year pricing are generating inadequate current levels of return for the industry. As we approach the end of the year, it is likely our competitors will reach a similar conclusion, and pricing will improve,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3

Webcast Conference Call
          The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, July 27, 2010 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
          Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2010 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, merger arbitrage and private equity investments; the impact of significant competition; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2010 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2010	2009	2010	2009
Revenues:
Net premiums written	$961,354	$908,912	$1,945,304	$1,932,384
Change in unearned premiums	(13,226)	42,260	(66,615)	(2,004)

Net premiums earned	948,128	951,172	1,878,689	1,930,380
Net investment income	128,191	132,135	267,034	270,351
Income (losses) from investment funds	1,540	(37,821)	6,258	(152,895)
Insurance service fees	20,390	25,257	41,875	51,840
Net investment gains (losses):
Net realized gains on investment sales	11,534	49,224	20,028	62,616
Other-than-temporary impairments	—	(23,932)	(2,582)	(134,132)
Less other-than-temporary impairments recognized in other comprehensive income	—	8,604	—	8,604

Net investment gains (losses)	11,534	33,896	17,446	(62,912)

Revenues from wholly-owned investees	52,929	49,942	104,505	80,845
Other income	356	517	808	1,110

Total revenues	1,163,068	1,155,098	2,316,615	2,118,719

Expenses:
Losses and loss expenses	570,475	597,267	1,120,448	1,207,712
Other operating costs and expenses	370,823	365,514	738,790	722,861
Expenses from wholly-owned investees	49,934	46,791	98,908	76,745
Interest expense	26,014	20,213	52,055	40,437

Total expenses	1,017,246	1,029,785	2,010,201	2,047,755

Income before income taxes	145,822	125,313	306,414	70,964
Income tax (expense) benefit	(35,598)	(27,881)	(77,409)	6,184

Net income before noncontrolling interests	110,224	97,432	229,005	77,148
Noncontrolling interests	(17)	(45)	(188)	(107)

Net income to common stockholders	$110,207	$97,387	$228,817	$77,041

Net income per share:
Basic	$0.73	$0.61	$1.50	$0.48
Diluted	$0.70	$0.59	$1.44	$0.46

Average shares outstanding:
Basic	151,215	160,008	152,324	160,546
Diluted	157,461	166,226	158,539	166,716

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Second Quarter		Six Months
	2010	2009	2010	2009
Specialty: (2)
Gross premiums written	$404,407	$394,889	$747,339	$759,783
Net premiums written	342,275	338,683	644,203	661,240
Premiums earned	316,513	346,052	629,466	703,980
Pre-tax income	75,177	65,920	150,847	93,664
Loss ratio	57.2%	60.0%	57.6%	61.4%
Expense ratio	32.7%	29.8%	33.2%	30.3%
GAAP combined ratio	89.9%	89.8%	90.8%	91.7%

Regional:(2)
Gross premiums written	$286,711	$317,445	$589,352	$640,246
Net premiums written	258,543	277,730	530,575	559,765
Premiums earned	266,629	281,903	530,298	567,519
Pre-tax income	25,505	11,677	67,469	30,042
Loss ratio	62.2%	66.6%	59.7%	63.8%
Expense ratio	35.5%	34.2%	35.5%	33.6%
GAAP combined ratio	97.7%	100.8%	95.2%	97.4%

Alternative Markets:
Gross premiums written	$146,599	$113,960	$387,950	$362,834
Net premiums written	117,092	99,486	327,497	325,201
Premiums earned	155,227	151,309	310,012	303,302
Pre-tax income	45,571	36,961	96,556	67,395
Loss ratio	65.2%	66.4%	64.9%	64.3%
Expense ratio	26.0%	25.7%	25.8%	24.9%
GAAP combined ratio	91.2%	92.1%	90.7%	89.2%

Reinsurance:(2)
Gross premiums written	$114,646	$116,217	$221,015	$224,073
Net premiums written	107,633	107,055	206,404	207,888
Premiums earned	105,632	94,257	205,190	199,880
Pre-tax income	30,157	21,228	64,577	24,227
Loss ratio	55.7%	56.4%	53.1%	60.1%
Expense ratio	41.0%	42.9%	42.4%	39.1%
GAAP combined ratio	96.7%	99.3%	95.5%	99.2%

International:(2)
Gross premiums written	$161,106	$112,066	$293,933	$215,883
Net premiums written	135,811	85,958	236,625	178,290
Premiums earned	104,127	77,651	203,723	155,699
Pre-tax income	6,586	720	6,959	6,888
Loss ratio	61.1%	61.9%	64.4%	63.0%
Expense ratio	41.2%	38.8%	42.4%	38.2%
GAAP combined ratio	102.3%	100.7%	106.8%	101.2%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1))

	Second Quarter		Six Months
	2010	2009	2010	2009
Corporate and Eliminations:
Net investment gains (losses)	$11,534	$33,896	$17,446	$(62,912)
Interest expense	(26,014)	(20,213)	(52,055)	(40,437)
Other revenues and expenses (3)	(22,694)	(24,876)	(45,385)	(47,903)
Pre-tax loss	(37,174)	(11,193)	(79,994)	(151,252)

Consolidated:
Gross premiums written	$1,113,469	$1,054,577	$2,239,589	$2,202,819
Net premiums written	961,354	908,912	1,945,304	1,932,384
Premiums earned	948,128	951,172	1,878,689	1,930,380
Pre-tax income	145,822	125,313	306,414	70,964
Loss ratio	60.2%	62.8%	59.6%	62.6%
Expense ratio	34.2%	32.5%	34.6%	32.0%
GAAP combined ratio	94.4%	95.3%	94.2%	94.6%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the second quarters of 2010 and 2009, catastrophe and weather-related losses were $30 million and $28 million, respectively. For the first six months of 2010 and 2009, catastrophe and weather-related losses were $53 million and $36 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30,	December 31,
	2010	2009
Net invested assets (1)	$13,711,656	$13,726,213
Total assets	17,416,926	17,328,596
Reserves for losses and loss expenses	9,109,638	9,071,671
Senior notes and other debt	1,342,601	1,345,481
Junior subordinated debentures	242,682	249,793
Common stockholders’ equity (2) (3)	3,682,362	3,596,067
Common stock outstanding (3)	148,421	156,552
Common stockholders’ equity per share (3)	24.81	22.97

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $329 million and $219 million as of June 30, 2010 and December 31, 2009, respectively. Unrealized currency translation losses were $58 million and $40 million as of June 30, 2010 and December 31, 2009, respectively.

(3)	During the first six months of 2010, the Company repurchased 8.9 million shares of its common stock at an average cost of $25.97 per share and an aggregate cost of $231 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2010	2009	2010	2009
Reconciliation of operating income to net income:
Operating income (1)	$101,775	$99,930	$213,475	$217,226
Investment gains (losses), net of tax	7,449	22,041	11,292	(40,803)
Income (losses) from investment funds, net of tax	983	(24,584)	4,050	(99,382)

Net income	$110,207	$97,387	$228,817	$77,041

Return on equity:
Net income (2)	12.3%	12.8%	12.7%	5.1%
Operating income (1) (2)	11.3%	13.1%	11.9%	14.3%

Cash flow:
Cash flow from operations before cash transfers to/from trading account (3)	$129,511	$189,208	$186,670	$280,768
Cash transfers to/from trading account	—	(220,000)	—	(290,000)

Cash flow from (used in) operations	$129,511	$(30,792)	$186,670	$(9,232)

Other operating costs and expenses:
Underwriting expenses	$324,599	$308,970	$650,202	$616,926
Service expenses	18,411	20,503	36,955	42,560
Net foreign currency losses (gains)	1,316	5,427	(3,711)	5,959
Other costs and expenses	26,497	30,614	55,344	57,416

Total	$370,823	$365,514	$738,790	$722,861

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses. Management believes that excluding income and losses from investment funds and net investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

W. R. Berkley Corporation	Page 9
Investment Portfolio
June 30, 2010

		Carrying	Percent
	Cost	Value	of Total
Fixed maturity securities:
United States government and government agencies	$1,519,879	$1,586,226	11.6%
State and municipal	5,451,318	5,694,685	41.5%

Mortgage-backed securities
Agency	1,027,851	1,078,235	7.9%
Residential — Prime	282,954	277,443	2.0%
Residential — Alt A	68,218	65,819	0.5%
Commercial	44,876	37,327	0.3%

Total mortgage-backed securities	1,423,899	1,458,824	10.7%

Corporate
Industrial	820,182	886,960	6.5%
Financial	544,061	552,700	4.0%
Utilities	183,998	195,928	1.4%
Asset-backed	226,186	209,633	1.5%
Other	125,109	125,896	1.0%

Total corporate	1,899,536	1,971,117	14.4%

Foreign government and foreign government agencies	423,381	436,900	3.2%

Total fixed maturity securities	10,718,013	11,147,752	81.4%

Equity securities available for sale:
Preferred stocks
Financial	110,102	93,994	0.7%
Real Estate	69,743	69,822	0.5%
Utilities	52,894	51,936	0.4%
Common stock	48,120	141,477	1.0%

Total equity securities available for sale	280,859	357,229	2.6%

Arbitrage trading account	498,368	498,368	3.6%
Investment in arbitrage funds	58,564	58,564	0.4%
Investment funds	422,255	421,394	3.1%
Loans receivable	373,605	373,605	2.7%
Cash and cash equivalents (1)	854,744	854,744	6.2%

Net invested assets	$13,206,408	$13,711,656	100.0%

(1)	Includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

W. R. Berkley Corporation	Page 10
State and Municipal Bonds (1)
June 30, 2010

								% of
	CA	NY	IL	NJ	FL	NV	Total	Total
Pre-refunded (2)	$278,065	$66,565	$88,433	$96,381	$5,934	$10,937	$546,315	9.6%
Corporate-backed	51,414	8,799	—	—	5,012	—	65,225	1.2%
Special revenue (3)	172,157	287,970	140,932	85,734	45,731	3,235	735,759	12.9%
Non-state general obligation (4)	76,686	21,260	35,957	—	7,130	6,480	147,513	2.6%
State general obligation	10,521	61,379	26,023	68,240	—	—	166,163	2.9%

Total	$588,843	$445,973	$291,345	$250,355	$63,807	$20,652	1,660,975	29.2%

All other states							4,033,710	70.8%

Total state and municipal bonds							$5,694,685	100.0%

(1)	Overall average rating is AA.

(2)	Bonds that have been pre-refunded with United States government securities.

(3)	Bonds supported by a specific revenue pledge.

(4)	Bonds issued by municipalities, counties and other local governments.